UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2009
Date of Report (Date of earliest event reported)

Prospect Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	333-114552	43-2048643
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor
New York, NY 10016
 (Address of principal executive offices and zip code)

 (Registrant's telephone number, including area code) 212-448-0702

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On August 3, 2009, Prospect Capital Corporation (“Prospect Capital”) and Patriot Capital Funding, Inc. (“Patriot”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Patriot will merge with and into Prospect Capital, with Prospect Capital continuing as the surviving company (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, which has been approved by the Board of Directors of both companies, if the Merger is completed, each issued and outstanding share of Patriot common stock will be converted into the right to receive 0.3992 shares of Prospect Capital’s common stock, with such exchange ratio to give effect to any tax distributions and any dividends that Patriot may declare before closing; provided that any fractional shares will be paid in cash.  In addition, Prospect Capital will repay all outstanding amounts under Patriot’s Second Amended and Restated Loan Funding and Servicing Agreement by and among Patriot, Patriot Capital Funding LLC I and the Lenders specified therein, as amended from time to time, which is anticipated to equal approximately $110,500,000 at closing.  Upon closing of the Merger, outstanding Patriot stock options will be cancelled in exchange for the payment in cash to the holder of these stock options of $0.01 per share of shares of Patriot’s common stock for which these options are exercisable.  Furthermore, upon consummation of the Merger, each share of Patriot restricted stock then outstanding will vest and be converted in the Merger into shares of Prospect Capital common stock on the same terms as all other shares of Patriot common stock.

The Merger Agreement, which is included as Exhibit 2.1 to this current report on Form 8-K, contains (a) customary representations and warranties of Prospect Capital and Patriot, including, among others: corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes and taxes, as well as additional representations by Prospect Capital, including, a no financing condition; (b) covenants of Patriot to conduct its business in the ordinary course until the Merger is completed; and (c) covenants of Prospect Capital and Patriot not to take certain actions during such interim period.  Prospect Capital has agreed to indemnify the officers and directors of Patriot in certain instances for claims brought against them relating to (i) their service as an officer or director of Patriot and (ii) the Merger, and to provide directors’ and officers’ liability insurance for such officers and directors for a period of six years after the consummation of the Merger. Patriot has also agreed to certain restrictions on its ability to enter into negotiations regarding alternative business combination transactions.

The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement.  In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement; (b) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement; (c) are subject to the materiality standard contained in Section 9.2 of the Merger Agreement which may differ from what may be viewed as material by investors; (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (e) may have been included in the Merger Agreement for the purpose of allocating risk between Prospect Capital and Patriot rather than for establishing matters as facts.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Prospect Capital and Patriot make with the SEC.

Consummation of the Merger, which is currently anticipated to occur in the next 60 days, is subject to certain conditions, including, among others, Patriot stockholder approval, accuracy of the representations and warranties of the other party and compliance by the other party with its obligations under the Merger Agreement.

The Merger Agreement also contains certain termination rights of Prospect Capital and Patriot, including but not limited to, if the Merger has not been completed by December 15, 2009; if there is a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; if the Board of Directors of Patriot fails to recommend the Merger to its stockholders; if Patriot breaches its obligations in any material respect regarding any alternative business combination proposals; or if the Patriot stockholders have voted to not approve the Merger.  The Merger Agreement provides that, in connection with its termination under specified circumstances, Patriot may be required to pay Prospect Capital a termination fee equal to $3,200,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated into this current report on Form 8-K by reference.

Additional Information About this Transaction

In connection with the proposed Merger, Prospect Capital will file with the SEC a registration statement on Form N-14, which will include a proxy statement of Patriot that also constitutes a prospectus of Prospect Capital.  Patriot will mail the proxy statement/prospectus to its stockholders.  Prospect Capital and Patriot urge investors and stockholders to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).  Free copies of these documents (when available) and other documents filed with the SEC can also be obtained by directing a request to Prospect Capital Corporation, 10 East 40th Street, 44th Floor, New York, NY 10016, Attention: Brian Oswald, Chief Financial Officer.

Proxy Solicitation

Prospect Capital, Patriot and their respective directors, executive officers and certain other members of management and employees and potentially a proxy solicitor may be soliciting proxies from Patriot stockholders in favor of the Merger.  Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Patriot stockholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.  You can find information about Prospect Capital’s executive officers and directors in the prospectus supplement, dated June 30, 2009, to the prospectus dated June 26, 2009, filed with the SEC on July 1, 2009.  You can find information about Patriot’s executive officers and directors in its definitive proxy statement filed with the SEC on April 28, 2009. You can obtain free copies of these documents from Prospect Capital and Patriot in the manner set forth above.

Forward-Looking Statements

Information set forth in this current report on Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties.  Prospect Capital and Patriot caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Prospect Capital and Patriot, including, among others, future financial and operating results, Prospect Capital’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Patriot stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; and disruption from the transaction making it more difficult to maintain relationships with Patriot’s private equity sponsors.  Additional factors that may affect future results are contained in Patriot’s and Prospect Capital’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov.   Patriot and Prospect Capital disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Patriot Capital Funding, Inc. and Prospect Capital Corporation, dated as of August 3, 2009

99.1	Press release dated August 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2009	Prospect Capital Corporation

By: /s/ John F. Barry III
Name: John F. Barry III
Title: Chief Executive Officer